UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2016

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2016, Pankaj Patel, former Executive Vice President and Chief Development Officer, Global Engineering of Cisco Systems, Inc. (“Cisco”) entered into a Separation Agreement dated October 28, 2016 (the “Separation Agreement”). Subject to the terms and conditions of the Separation Agreement, Mr. Patel will be entitled to the following benefits: (i) accelerated vesting of the time-based restricted stock unit awards which would have vested between now and September 30, 2017; and (ii) cash payments equal to $2,551,758 paid in various installments by April 2017.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Separation Agreement by and between Cisco Systems, Inc. and Pankaj Patel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 3, 2016	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Separation Agreement by and between Cisco Systems, Inc. and Pankaj Patel